Exhibit 10.11

MEDALLIA, INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of [ ], 2019, by and among Medallia, Inc., a Delaware corporation (the “Company”) and SCGE Fund, L.P., a Cayman Islands exempted limited partnership (the “Investor”).

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Stock.

1.1 Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company, and the Company agrees to sell and issue to the Investor, the Shares (as defined below) at a price per share equal to the per share initial public offering price (before underwriting discounts and expenses) in the Qualified IPO (as defined below). “Shares” shall mean [    ] shares of Common Stock of the Company, par value $0.001 (the “Common Stock”). “Qualified IPO” shall mean the issuance and sale of shares of the Common Stock by the Company, pursuant to an Underwriting Agreement to be entered into by and among the Company and certain underwriters (the “Underwriters”), in connection with the Company’s initial public offering pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-[   ]) (the “Registration Statement”) and/or any related registration statements (the “Underwriting Agreement”).

1.2 Closing. The purchase and sale of the Shares shall take place at the location and at the time immediately subsequent to the closing of the Qualified IPO (which time and place are designated as the “Closing”). At the Closing, the Investor shall make payment of the purchase price of the Shares by wire transfer in immediately available funds to the account specified by the Company against delivery to the Investor of the Shares registered in the name of the Investor, which Shares shall be uncertificated shares.

2. Registration Rights. At the Closing, in connection with the purchase of the Shares, the Company’s Amended and Restated Investor Rights Agreement, dated February 25, 2019, by and among the Company and the stockholders of the Company listed thereto (the “Existing Rights Agreement”) shall be amended by Amendment No. 1 to the Existing Rights Agreement pursuant to Section 5.5 thereof, in substantially the form attached hereto as Exhibit A (the “Rights Agreement Amendment” and, together with the Existing Rights Agreement, the “Rights Agreement”), solely for the purpose of providing the Investor with piggyback registration rights under Section 2.3 of the Rights Agreement.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that as of the date hereof and as of the date of the Closing:

3.1 Organization, Good Standing and Qualification.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

(b) The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or in good standing.

3.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Rights Agreement Amendment, the performance of all obligations of the Company under this Agreement and the Rights Agreement, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken, and this Agreement and the Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

3.3 Valid Issuance of Common Stock. The Shares being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws or as contemplated hereby or by the Rights Agreement.

3.4 Compliance with Other Instruments.

(a) The Company is not in violation or default of any provision of its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws.

(b) The Company is not in violation or default in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Rights Agreement Amendment, and the consummation of the transactions contemplated by this Agreement and the Rights Agreement will not result in any such violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

3.5 Description of Capital Stock. As of the date of the Closing, the statements set forth in the Registration Statement and the Prospectus (as defined in the Underwriting Agreement) under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Company’s capital stock, are accurate, complete and fair in all material respects.

3.6 Registration Statement. The Registration Statement, and any amendment thereto, including any information deemed to be included therein pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), complied (or, in the case of amendments filed after the date of this Agreement, will comply) as of its filing date in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and did not (or, in the case of amendments filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date it is declared effective by the SEC, the Registration Statement, as so amended, and any related registration statements, will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any preliminary prospectus included in the Registration Statement or any amendment thereto, any free writing prospectus related to the Registration Statement and any final prospectus related to the Registration Statement filed pursuant to Rule 424 promulgated under the Securities Act, in each case as of its date, will comply in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.7 Brokers or Finders. The Company has not incurred, and neither the Company nor the Investor will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.

3.8 Private Placement. Assuming the accuracy of the representations, warranties and covenants of the Investor set forth in Section 4 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor under this Agreement.

3.9 Other Agreements. The Company has not entered into (and will not enter into) any agreement or arrangement with any person or entity in connection with the sale of any shares of Common Stock in connection with the Qualified IPO (or any substantially concurrent private placement) providing for terms that are more favorable in any respect to the purchaser of such shares of Common Stock than are provided to the Investor hereunder.

4. Representations, Warranties and Covenants of the Investor. The Investor hereby represents and warrants to the Company that as of the date hereof and as of the date of the Closing:

4.1 Organization, Good Standing and Qualification. The Investor is an exempted limited partnership duly formed, validly existing and in good standing under the laws of the Cayman Islands.

4.2 Authorization. The Investor has full power and authority to enter into this Agreement and the Rights Agreement Amendment, and each such agreement constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

4.3 Purchase Entirely for Own Account. By the Investor’s execution of this Agreement, the Investor hereby confirms, that the Shares to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof in violation of the Securities Act, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws.

4.4 Disclosure of Information. The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon.

4.5 Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Investor also represents it has not been organized for the purpose of acquiring the Shares.

4.6 Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act, as presently in effect.

4.7 Brokers or Finders. The Investor has not engaged any brokers, finders or agents, and neither the Company nor the Investor has, nor will, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

4.8 Restricted Securities. The Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.9 Legends. The Investor understands that the Shares may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM). INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. OTHER THAN IN CONNECTION WITH A RESALE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(b) “THESE SHARES ARE SUBJECT TO A 180 DAY MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE INVESTOR, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF OTHER THAN IN ACCORDANCE WITH THE TERMS THEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.”

(c) Any legend required by applicable state “blue sky” securities laws, rules and regulations.

4.10 Market Stand-Off Agreement; Lock-Up Agreement. The Investor has executed and delivered to the Underwriters a lock-up agreement in substantially the form attached hereto as Exhibit B (the “Lock-Up Agreement”). Such Lock-Up Agreement is in full force and effect, and following the consummation of the transactions contemplated by this Agreement will remain in full force and effect[, including with respect to the Shares. The Investor is bound by the market stand-off agreement set forth in Section 2.11 of the Rights Agreement, and such agreement is in full force and effect, and following the consummation of the transactions contemplated by this Agreement will remain in full force and effect.

5. Conditions of the Investor’s Obligations at Closing. The obligations of the Investor under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.

5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing.

5.2 Public Offering Shares. The Underwriters shall have purchased, immediately prior to the purchase of the Shares by the Investor hereunder, the Initial Securities (as defined in the Underwriting Agreement) pursuant to the Registration Statement and Underwriting Agreement.

5.3 Rights Agreement Amendment. The Rights Agreement Amendment shall have been executed and delivered by the Company and other parties to the Existing Rights Agreement sufficient to amend the Existing Rights Agreement and cause the Rights Agreement Amendment to be in full force and effect.

5.4 Absence of Injunctions, Decrees, Etc. During the period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

6. Conditions of the Company’s Obligations at Closing. The obligations of the Company under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.

6.1 Representations, Warranties and Covenants. The representations, warranties and covenants of the Investor contained in Section 4 shall be true and correct on and as of the Closing.

6.2 Public Offering Shares. The Underwriters shall have purchased, immediately prior to the purchase of the Shares by the Investor hereunder, the Initial Securities (as defined in the Underwriting Agreement) pursuant to the Registration Statement and Underwriting Agreement.

6.3 Absence of Injunctions, Decrees, Etc. During the period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

7. Termination. This Agreement shall terminate (i) at any time upon the written consent of the Company and the Investor, (ii) upon the withdrawal by the Company of the Registration Statement, (iii) termination of the Underwriting Agreement in accordance with its terms, or (iv) on July 31, 2019 if the Closing has not occurred.

8. Miscellaneous.

8.1 Publicity. No party shall issue any press release or make any other public announcement, including any website posting or social media post, that includes the name or any logo or brand name of any party, or discloses the terms of this Agreement or the fact that the Investor has made or proposes to make an investment in the Company, except as may be required by law or with the prior written consent of the other parties. Each party will provide reasonable advance notice to the other parties prior to making any disclosure of this Agreement or the terms hereof in any filings made with the SEC, and will provide the other parties with reasonable opportunity to review and comment on such proposed disclosures. Notwithstanding the foregoing, the parties may use the other parties’ current logo or logos in connection with describing their portfolio or this investment on their webpages and in their promotional materials.

8.2 Survival of Warranties. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

8.3 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Investor without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed); provided, however, that after the Closing, the Shares and the rights, duties and obligations of the Investor hereunder may be assigned to an affiliate of the Investor without the prior written consent of the Company. Any attempt by the Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement in a manner that is not permitted by the foregoing sentence to be made without such permission shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto

8.4 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

8.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

8.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Investor or any other holder of Company securities) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to the Investor, to the Investor’s address or electronic mail address as shown on the Investor’s signature page to this Agreement with a copy (which shall not constitute notice) to Craig E. Marcus, Ropes & Gray LLP, 800 Boylston Street, Boston, Massachusetts 02199.

(b) if to the Company, to the attention of the Chief Financial Officer of the Company at 575 Market Street, Suite 1850, San Francisco, California 94105, or at such other current address or electronic mail address as the Company shall have furnished to the Investor with a copy (which shall not constitute notice) to Rezwan Pavri, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five business days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

8.7 Brokers or Finders. The Company shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.7, and the Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its constituent officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 4.7.

8.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

8.9 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

8.10 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

8.11 Entire Agreement. The Company and the Investor hereby acknowledge that this Agreement and the transactions contemplated hereby fulfill the Company’s obligations under that certain Allocation Agreement dated February 25, 2019 between the Company and the Investor (the “Allocation Agreement”), and that upon the Closing, the Allocation Agreement shall automatically terminate pursuant to Section 5.7 thereof and be of no further effect. This Agreement, the Allocation Agreement and the documents referred to herein (including the Rights Agreement) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. In the event of any conflict between this Agreement and the terms of the Allocation Agreement that expressly address the subject matter of this Agreement, this Agreement shall control.

8.12 Specific Performance. The parties to this Agreement hereby acknowledge and agree that the Company would be irreparably injured by a breach of this Agreement by the Investor, and the Investor would be irreparably injured by a breach of this Agreement by the Company, and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the aggrieved party in the event that this agreement is breached. Therefore, each of the parties to this Agreement agree to the granting of specific performance of this Agreement and injunctive or other equitable relief in favor of the aggrieved party as a remedy for any such breach, without proof of actual damages, and the parties to this Agreement further waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the aggrieved party.

8.13 Waiver of Conflicts. The Investor acknowledges that Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”), counsel to the Company, may have performed and may now or in the future perform legal services for the Investor or its affiliates in matters unrelated to the transactions described in this Agreement. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to this disclosure, (b) acknowledges that WSGR represents only the Company in connection with this Agreement and the transactions contemplated hereby, and not the Investor or any stockholder, director or employee of the Investor and (c) gives its informed consent to WSGR’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

MEDALLIA, INC.

By:
Name:	Leslie Stretch
Title:	Chief Executive Officer

Address:

575 Market Street, Suite 1850
San Francisco, California 94105

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

INVESTOR:

SCGE FUND, L.P.

By:	SCGE (LTGP), L.P.,
its general partner

By:	SCGE GenPar, Ltd.,
its general partner

By:
Name:
Title:
Address:
Email: